EXHIBIT 23.5



            Consent of Independent Registered Public Accounting Firm




MediaMax Technology Corporation
(fka Quiet Tiger, Inc.)
Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of this post effective Amendment No. 4 to the Registration Statement on Form SB-2 of our report dated March 28, 2005 relating to the consolidated financial statements of MediaMax Technology Corporation (fka Quiet Tiger, Inc.) which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                      /s/ Semple & Cooper, LLP
Phoenix, Arizona
September 27, 2005